July 31, 2018

Putnam Investors Fund
One Post Office Square
Boston, Massachusetts 02109

Putnam Multi-Cap Core Fund
Putnam Funds Trust
One Post Office Square
Boston, Massachusetts 02109

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-224250; 811-07513), of our opinion, dated June 22, 2018, addressed to you as to certain tax matters related to the acquisition of the assets of Putnam Investors Fund by Putnam Multi-Cap Core Fund.

Very truly yours,

/s/ Ropes & Gray LLP